                                                                    EXHIBIT 99.2

               EXECUTIVE COMPENSATION AND CERTAIN RELATIONSHIPS
                           AND RELATED TRANSACTIONS

     The following table sets forth the aggregate cash and noncash compensation paid by the Company and its subsidiaries for services rendered during the last three fiscal years to the Chief Executive Officer of the Company and each of the other four highest paid persons who were executive officers of the Company and whose total annual salary and bonus from the Company and its subsidiaries for the last completed fiscal year exceeded $100,000 (in 1997 the Company changed to a fiscal year ended March 31 from a year ended June 30; therefore, the amounts for fiscal 1997 represent nine months activity):

                           SUMMARY COMPENSATION TABLE

                                            Annual Compensation                                  Long Term Compensation Awards (3)
                                      -------------------------------                       ----------------------------------------
                                                                                                          Securities
                                        Fiscal                              Other Annual    Restricted    Underlying      All Other
                                         Year                   Bonus       Compensation      Stock       Options/      Compensation
     Name & Principal Position          Ended    Salary ($)    ($)(1)          ($)(2)        Award(s)      SARs(#)         ($)(4)
     -------------------------         ------    ---------     ------       ------------    ----------    ----------    ------------
James B. Clement....................    1997    $176,438     $35,000            $ 0         $     0         35,000        $ 9,062
   Chairman, President and              1996    $223,958     $25,195            $ 0         $     0         20,000        $11,744
   Chief Executive Officer              1995    $215,000     $51,278            $ 0         $40,635              0        $11,475

George M. Small.....................    1997    $112,500     $10,000            $ 0         $     0         20,000        $ 7,198
   Vice President, Chief Financial      1996    $142,833     $10,713            $ 0         $     0         20,000        $ 9,382
    Officer, Secretary & Treasurer      1995    $137,000     $36,305            $ 0         $     0         20,000        $ 9,207

Ralph B. Murphy.....................    1997    $ 90,000     $    --            $ 0         $     0         10,000        $ 2,700
     Vice President,                    1996    $120,000     $ 6,000            $ 0         $     0          5,000        $ 3,600
     Corporate Sales                    1995    $120,000     $31,800            $ 0         $     0         10,000        $ 3,600

Hans J. Albert......................    1997    $ 93,750     $25,000            $ 0         $     0         15,000        $ 2,812
     Vice President, International      1996    $113,833     $27,035            $ 0         $     0         15,000        $ 3,415
     Aviation Services                  1995    $108,000     $28,620            $ 0         $     0         15,000        $ 3,240

Gene Graves.........................    1997    $109,250     $ 8,000            $ 0         $     0         20,000        $ 3,278
     Vice President,                    1996    $135,833     $ 6,792            $ 0         $     0         15,000        $ 4,075
     Domestic Aviation Services         1995    $130,000     $34,450            $ 0         $     0         15,000        $ 3,900

_____________________
(1) Cash bonuses are listed in the fiscal year earned, but were paid partially or entirely in the following fiscal year. Under the terms of the 1994 Long-Term Management Incentive Plan (the "1994 Plan"), certain participants may elect to receive all or a portion of their awarded bonus in the form of restricted stock. These amounts (including the 20% additional awards in restricted stock provided as a deferral incentive) are reflected in the "Restricted Stock Award(s)" column, although the restricted stock awards were not made until the following year.

(2) The stated amounts exclude perquisites and other personal benefits because the aggregate amounts paid to or for any executive officer as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation did not exceed the lesser of $50,000 or 10% of salary and bonus for fiscal 1997, 1996, and 1995.

(3) The "Restricted Stock Award(s)" column reflects the value, as of the date of grant, of the restricted stock received by the named individuals. Mr. Clement received 3,010 shares of restricted stock in lieu of $34,185 in cash for fiscal 1995. Dividend income, if any, will be paid on the restricted stock at the same rate as paid to all stockholders. With respect to fiscal 1995, restrictions will lapse 30 months from the date the restricted stock was awarded. The number of shares of restricted stock received in lieu of cash was determined by multiplying the amount of the foregone cash bonus by 1.2 (as a deferral incentive) and dividing that product by the average market price of the Company's Common Stock for the month of June 1994 ($13.63). At the end of the 1997 fiscal year, Mr. Clement, Mr. Small, Mr. Graves and Mr. Albert, respectively, had an aggregate of 8,008, 2,123, 1,612 and 1,004 shares of restricted stock, having an aggregate value on that date of $128,128; $33,968; $25,792; and $16,064. The Company awarded no restricted stock to these individuals for the 1997 fiscal year. During the 1997, 1996, and 1995 fiscal years, the Company maintained no long term incentive plan, as defined in applicable Securities and Exchange Commission rules. All options granted to the named executive officers in fiscal 1997 and 1996 were awarded pursuant to the 1994 Plan, and all options granted to the named executive officers in 1995 were awarded pursuant to the Offshore Logistics, Inc. 1989 Incentive Plan (the "1989 Plan"). The options granted under the 1989 Plan have a ten-year term, have an exercise price equal to the fair market value (as defined in the 1989 Plan) of the Company's Common Stock on the grant date, and include tandem grants of SARs, which permit the options to be surrendered in exchange for shares of stock, or a combination of cash and stock representing the difference between the option exercise price and the fair market value of the shares on the date of exercise. Under the 1989 Plan, if an employee resigns following a reduction in his authority or duties or is terminated other than for cause within one year preceding or three years following a change in control of the Company (as defined in the 1989 Plan), all outstanding options and SARs are immediately exercisable upon his resignation or termination. See footnote (1) on page 7 for a summary of certain of the terms of the options granted under the 1994 Plan. All of the options granted to the named executives became exercisable one year after the grant date.

(4) The stated amounts consist of the Company's matching contributions made pursuant to the Company's Employee Savings and Retirement Plan (the "401(k) Plan"), all of which are 100% vested, and the cost to the Company for premiums on Company-owned life insurance policies that the Company maintains for certain key employees, including Messrs. Clement, Small, Graves and Albert. All amounts stated for Messrs. Graves, Murphy and Albert are comprised exclusively of the Company's matching contributions pursuant to the 401(k) Plan. During the fiscal year ended 1997, the expense to the Company for the life insurance premiums was $3,769 and $3,823 for Messrs. Clement and Small, respectively, and the Company's matching contribution to the 401(k) Plan was $5,293 and $3,375 for Messrs. Clement and Small, respectively.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table shows, as to the named executive officers, information about option/SAR grants during the 1997 fiscal year:




                        Individual Grants
------------------------------------------------------------------------------
                                                                                 Potential Realizable
                                                                                   Value at Assumed
                         Number of         % of Total                            Annual Rates of Stock
                         Securities       Options/SARs                          Price Appreciation for
                         Underlying        Granted to    Exercise                   Option Term (2)
                        Options/SARs      Employees in    Price     Expiration  -----------------------
 Name                   Granted(#)(1)     Fiscal Year    ($/Share)     Date          5%          10%
 ----                   -------------     ------------   ---------  ----------    --------     -------
James B. Clement......        35,000          10%         $12.375     8/07/06      $272,390    $690,290
George M. Small.......        20,000           6%         $12.375     8/07/06      $155,651    $394,451
Ralph B. Murphy.......        10,000           3%         $12.375     8/07/06      $ 77,826    $197,226
Hans J. Albert........        15,000           4%         $12.375     8/07/06      $116,739    $295,838
Gene Graves...........        20,000           6%         $12.375     8/07/06      $155,651    $394,451

______________________________
(1) These awards were made pursuant to the 1994 Plan, have a ten-year term, have an exercise price equal to the fair market value (as defined in the 1994 Plan) of the Common Stock on the grant date, and include the right of the Company to purchase all or any part of the shares of Common Stock issuable upon exercise of the options by paying to the optionee an amount, in cash or Common Stock, equal to the excess of the fair market value of the Company's Common Stock on the effective date of such purchase over the exercise price per share. Options granted under the 1994 Plan may be exercised for cash and may also be paid for by delivering to the Company unrestricted Common Stock already owned by the optionee or by the Company withholding shares otherwise issuable upon exercise of the options (or a combination thereof), as well as in such other manner as may be authorized by the committee administering the 1994 Plan (the "Committee"). Options under the 1994 Plan also grant the optionee the right, if the optionee makes payment of the exercise price by delivering shares of Common Stock held by the optionee, to purchase the number of shares of Common Stock delivered by the optionee in payment of the exercise price (a "Replacement Option"). Replacement Options are exercisable at a price equal to the fair market value of the Common Stock of the Company as of the date of the grant of the Replacement Option. The options granted under the 1994 Plan also provide for certain "cashout" rights following a Change In Control (as defined in the 1994 Plan). The options granted under the 1994 Plan also provide that, subject to certain conditions, the Committee may permit the optionee to pay all or a portion of any taxes due with respect to exercise of the options (a) by electing to have the Company withhold shares of Common Stock due to the optionee upon exercise of the option or (b) by delivering to the Company previously owned shares of Common Stock.

(2) The dollar amounts shown in these two columns have been derived by multiplying the exercise price by the annual appreciation rate shown (compounded for the term of the options), by multiplying this product by the number of shares covered by the options, and then subtracting the aggregate exercise price of the options. The dollar amounts set forth under this heading have not been discounted to present value. Further, the dollar amounts are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the price of the Common Stock of the Company.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR END OPTION/SAR VALUES

     The following table shows, as to the named executive officers, the aggregate option exercises during fiscal year 1997 and the values of unexercised options as of March 31, 1997:


                                                    Number of Securities          Value of Unexercised
                                                   Underlying Unexercised             In-the-Money
                                                  Options/SARs at FY-End(#)   Options/SARs at FY-End($)(1)
                    Shares Acquired     Value     -------------------------   ----------------------------
       Name          on Exercise(#)   Realized($) Exercisable/Unexercisable     Exercisable/Unexercisable
       ----         ---------------   ----------- -------------------------   ----------------------------
James B. Clement..      20,000         $280,000           310,000                      $2,648,125
                                                           35,000                      $  126,875

George M. Small...      12,500         $199,900           138,000                      $  757,875
                                                           20,000                      $   72,500

Ralph B. Murphy...           0         $      0            80,000                      $  468,750
                                                           10,000                      $   36,250

Hans J. Albert....       7,500         $ 67,500            55,500                      $  188,813
                                                           15,000                      $   54,375

Gene Graves.......           0         $      0            55,000                      $  178,125
                                                           20,000                      $   72,500

_____________________
(1) The dollar amounts shown in this column represent the aggregate excess of the market value of the shares underlying the unexercised in-the-money options as of March 31, 1997, over the aggregate exercise price of the options.


              EMPLOYMENT CONTRACTS AND TERMINATION, SEVERANCE AND
                         CHANGE-OF-CONTROL ARRANGEMENTS

     In February 1989, the Company entered into severance agreements with Messrs. Clement and Small to facilitate continuity of management in the event of any actual or threatened change of control of the Company. The agreements take effect in the event of a change of control (as defined in the agreements) of the Company and have a term of three years following the change of control. The agreements provide that if the executive's employment is terminated other than for cause or if the executive resigns following a reduction in his duties, compensation, or benefits, the executive is entitled to a lump sum payment equal to the product of his aggregate annual compensation times a fraction, the numerator of which is the number of months remaining under the severance agreement and the denominator of which is twelve. Based on compensation as of the end of fiscal 1997, the maximum total amount payable under these agreements is approximately $1,175,000.

     In addition, under the terms of the 1989 Plan, if within the one-year period preceding or the three-year period following a change in control of the Company (as defined in the 1989 Plan), a participant's employment is involuntarily terminated other than for cause, or he resigns following a diminution in the nature or scope of his authorities or duties, all outstanding options and SARs held by the executive become immediately exercisable.

     Under the terms of the 1994 Plan, if a change in control (as defined in the 1994 Plan) occurs, all outstanding options and SARs held by the employee participant become immediately exercisable; the restrictions and deferral limitations (if any) applicable to any then outstanding shares of Restricted Stock, Deferred Stock or other stock based awards made pursuant to the 1994 Plan (if any) become free of all restrictions, fully vested and transferable to the full extent of the award. Also, under the 1994 Plan, for a sixty-day period following a change in control (as defined in the 1994 Plan), unless the Committee that administers the Plan determines otherwise at the time of the award, the participant has the right to elect to surrender to the Company all or part of the stock options in exchange for a cash payment equal to the spread between the change in control price (as defined in the 1994 Plan) and the option exercise price.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Howard Wolf, Director of the Company and member of the Compensation Committee, is a partner of the law firm of Fulbright & Jaworski, which the Company retains from time to time to provide legal services.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is comprised exclusively of nonemployee directors and is responsible for formulating and making recommendations to the Board of Directors with regard to:

     - the Company's executive compensation policies and programs, and

     - specific salary and incentive awards to executive officers.

COMPENSATION POLICY

     In designing and implementing its executive compensation program, the Company follows a long-standing philosophy that management pay should be directly and substantially tied to the achievement by the Company of its performance objectives. A corollary principle guiding the Company's compensation programs is that stock-based compensation should be an integral part of the program to align management incentives with share price. The

Company also operates under the principle that short-term and long-term elements of compensation should be balanced. Finally, the Company believes that, to excel, it must continue to attract and retain highly talented and motivated employees at all levels, especially the senior executives.

     Accordingly, the Company's overall compensation policy is to provide a competitive compensation package designed to attract, motivate and retain key executive officers and to tie executive pay to overall Company performance and return to stockholders. The Company's executive compensation program consists of base salary, annual incentives and long-term incentives. Executive officers also participate in a 401(k) plan, a medical plan and other benefit plans available to employees generally.

     The compensation packages provided to the Chief Executive Officer and the other executive officers for the 1997 fiscal year were based in part on the recommendations of the outside consulting firm hired by the Company in 1993. The consulting firm met with Company management to discuss the strategic direction of the Company and the Company's objectives for its executive compensation programs. The consulting firm prepared a study based on several published executive compensation surveys conducted at different times that reviewed the compensation of executives at companies with revenues similar to those of the Company (hereafter, the "Compensation Study"). The group of companies reflected in the Compensation Study includes some of the peer companies set forth in the Stock Performance Graph on page 11 of this Proxy Statement.

1.   Base Salary

     The Committee reviews base salaries annually. Individual performance reviews are generally conducted once a year and are used in conjunction with the Company's comparison of salaries paid by its most direct competitors, the Compensation Study and an analysis of expected economic conditions in the oil and gas service industry to determine whether an employee's base salary will be modified. Salary increases in the 1997 fiscal year were based on individual performance and the Company's achievement of its profit goals, as well as salaries paid by Company competitors (including the companies in the Compensation Study). In each of the last several years, the Chief Executive Officer initially has recommended to the Committee salary levels for the upcoming year for all Company officers other than himself. The Committee has reviewed the Chief Executive Officer's recommendations and industry comparisons and made its salary recommendations to the full Board. The Board approved all of the Committee's recommended salary levels for the 1997 fiscal year.

     The Company believes that the salaries of the executives named in the Summary Compensation Table for the 1997 fiscal year were at or near the median of the peer group considered by the Committee to constitute the Company's most direct competitors for executive talent. The Compensation Committee believes that not all of the companies in a peer group established to compare stockholder returns are necessarily representative of the companies competing with the Company for executive talent. Thus, the peer group used by the Company to compare compensation is a sub-group of the companies included in the peer group index in the Stock Performance Graph on page 11 of this Proxy Statement.

2.   Annual Incentives

     Cash bonuses provide an annual incentive to the Company's executives. For the 1997 fiscal year, bonus amounts to executives will be determined according to the terms of the Annual Incentive Plan approved by the stockholders in 1994. This element of the compensation program is designed to link executive pay to objective measures of the performance of the Company. The Company performance measures established by the Committee to determine bonus levels for the 1997 fiscal year were return on revenues, return on equity, earnings per share growth and revenue, each weighted equally at 25%. Threshold, target and maximum levels of Company performance were established for each performance measure, based on historical results, budgets and growth goals established by the Company. The performance for fiscal 1997 will be based upon the original budget approved by the Board of Directors for the twelve months ended June 30, 1997 and is not determinable at this time.

     In accordance with the restricted stock payment alternative under the 1994 Plan, also approved by the stockholders in 1994, the executive officers may elect to receive all or any part of their bonuses in shares of Restricted Stock. The Committee believes that this application of Restricted Stock is an excellent vehicle for expanding the stock ownership of the executive officers and will further deepen the executive officers' commitment to the long-term objectives and performance of the Company and their identification with stockholder interests.

3.   Long-Term Incentives

     The Compensation Committee believes that granting stock options/stock appreciation rights is the most appropriate method of motivating and rewarding executive officers for the creation of long-term shareholder value. The Company has established a policy of awarding stock options and stock appreciation rights based upon continuing progress of the Company and on individual performance by its executives. The Committee uses only subjective and informal measures of Company and individual performance in deciding whether and, if so, how many options to award. Typically, stock options are granted annually. In August 1996, options were awarded to the executive officers, including the following grants to the executive officers named in the Summary Compensation Table: James
B. Clement - 35,000; George M. Small - 20,000; Ralph B. Murphy - 10,000; Hans J. Albert - 15,000; and Gene Graves - 20,000. All awards shown in the Summary Compensation Table were made at fair market value at the time of grant so that holders will benefit from such grants only when, and to the extent, the stock price increases after the date of grant.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     James B. Clement has been employed by the Company since 1976 and was elected President and Chief Operating Officer in 1986, Chief Executive Officer in 1987 and Chairman in 1995. The Compensation Committee seeks to align Mr. Clement's base salary and annual incentives at a reasonable level in comparison to the other companies in the Company's self-selected compensation peer group. In setting Mr. Clement's salary and bonus for the fiscal year ended 1997, the Committee reviewed the performance of both Mr. Clement and the Company in fiscal 1996, as well as the recommendations of the compensation consulting firm in its
Compensation Study.   The Committee, however, considered measures of Company
performance only in a subjective and informal manner in fixing Mr. Clement's base salary. The Committee increased Mr. Clement's base salary to $240,000 per year effective October 1, 1996.

     Under the Annual Incentive Plan, Mr. Clement's incentive opportunity for fiscal 1997 is 75% of his base salary. Performance for fiscal 1997 will be based upon the budget approved for the twelve months ended June 30, 1997 and is not determinable at this time. In accordance with the restricted stock payment alternative, Mr. Clement has elected to receive 50% of his 1997 bonus in cash.

     Provisions of the Omnibus Budget Reconciliation Act of 1993 limit deductibility of certain compensation for the Chief Executive Officer and the additional four executive officers who were highest paid and employed at year end, effective for tax years beginning on or after January 1, 1994. The policy of this Committee related to this Act is to establish and maintain a compensation program that maximizes the creation of long-term value for stockholders. Action will be taken to qualify most compensation approaches to ensure deductibility except in those limited areas where the Committee believes that stockholder interests are best served by retaining flexibility of approach.


                                    COMPENSATION COMMITTEE



                                    David M. Johnson, Chairman
                                    Kenneth M. Jones
                                    Howard Wolf

                            STOCK PERFORMANCE GRAPH

     The following performance graph compares the yearly cumulative return on the Company's Common Stock to the NASDAQ Stock Market (U.S. Companies) Index and a peer group index of companies selected by the Company, over a five fiscal year period ending on March 31, 1997. The peer group companies are Oceaneering International, Inc.; Petroleum Helicopters, Inc.; Tidewater, Inc.; Rowan Companies, Inc.; McDermott International, Inc.; and GulfMark International, Inc. The graph assumes (i) the reinvestment of dividends, if any, and (ii) the value of the investment in the Company's Common Stock and each index to have been $100 at June 30, 1992.


             COMPARISON OF CUMULATIVE STOCKHOLDER RETURN 1992-1997


                             [GRAPH APPEARS HERE]


                      Fiscal Year Ending June 30,
                   --------------------------------  March 31,
                   1992   1993   1994   1995   1996    1997
                   ----   ----   ----   ----   ----  ---------
    OLOG........    100    157    160    165    163     188

    NASDAQ......    100    126    127    170    218     224

    Peer Group..    100    144    140    142    209     247


        During the fiscal year ended March 31, 1997, each nonemployee member of the Board of Directors received $1,000 for each meeting attended, including committee meetings, and $8,000 per year, payable quarterly in arrears, except for the Secretary of the Board of Directors who receives $10,667 per year.

        The 1991 Nonqualified Stock Option Plan for Nonemployee Directors (the "1991 Plan") provides for the granting to directors who are not employees of the Company (the "Nonemployee Directors") of nonqualified options to purchase Common Stock. The 1991 Plan is administered by the Board of Directors. A total of 173,000 shares of Common Stock have been reserved for issuance at March 31, 1997, upon the exercise of options under the 1991 Plan, subject to adjustment in the event of stock splits, stock dividends and similar changes in the Company's capital stock.

        As of September 24, 1991, the date as of which the 1991 Plan was adopted by the Board of Directors, Nonemployee Directors were granted automatically options to purchase 500 shares of stock for each year of continuous service plus 2,000 shares. As of the date of the Company's Annual Meeting of Stockholders in each year that the 1991 Plan is in effect beginning with the Annual Meeting held on December 1, 1992, each Nonemployee Director who is elected or re-elected, or otherwise continues as a director of the Company following such Annual Meeting, will be granted an option to purchase 2,000 shares of Common Stock. However, no such options shall be granted to any Nonemployee Director who during the preceding 12 months missed 50% or more of the meetings of the Board of Directors and committees on which he served.

        The option price per share for each option granted under the 1991 Plan is the fair market value of the Common Stock on the date of grant. Under the 1991 Plan, options are not exercisable until six months after the date of the grant. The 1991 Plan will terminate on, and no options shall be issued after, the date of the annual meeting of stockholders in 2000, and any options outstanding on that date will remain outstanding until they have either expired or been exercised.

        In May, 1997, the Company acquired, from a third party, for $30 million four helicopters being operated in the North Sea by Bristow and, at the same time, leased these aircraft to Bristow on terms that provided for an aggregate $4.3 million in annual lease payments.